Exhibit 21.1

Subsidiaries of the Registrant

•	Dixie Container Corporation
	State of Incorporation:	Virginia
	Other trade names used:	none
•	PCA Hydro, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	none
•	PCA International, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	none
• PCA International Services, LLC
	State of Incorporation:	Delaware
	Other trade names used:	none
• PCAI de Mexico S. de R.L. de C.V.
	State of Incorporation:	Sonora, Mexico
	Other trade names used:	none
• PCAI Services de Mexico S. de R. L.de C.V.
	State of Incorporation:	Sonora, Mexico
	Other trade names used:	none
•	Packaging Credit Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	none
• Packaging Receivables Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	none